INTERGRAPH CORPORATION
                 Huntsville, Alabama  35894-0001

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD
                          MAY 15, 1997



TO THE SHAREHOLDERS OF INTERGRAPH CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Intergraph Corporation (the "Company") will be held at the Intergraph Auditorium, Building 15, Intergraph Way, Huntsville, Alabama, on May 15, 1997, at 5:00 p.m. local time for the following purposes:

  1. To elect seven directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

  2. To  ratify  the  appointment of Ernst  &  Young  LLP  as  the
     Company's   independent  auditors  for  the   current   year
     (designated   as  Proposal  2  in  the  accompanying   Proxy
     Statement).

  3. To  consider  and  vote upon the Intergraph Corporation  1997
     Stock   Option  Plan  (designated  as  Proposal  3  in   the
     accompanying Proxy Statement).

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 24, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

  A copy of the Annual Report to Shareholders for the year ended
December 31, 1996, is enclosed.


                                     By Order of the Board of Directors




                                     JOHN R. WYNN

                                     Secretary

Huntsville, Alabama
March 31, 1997


   IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.


                     INTERGRAPH CORPORATION
                 HUNTSVILLE, ALABAMA  35894-0001


                         PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Intergraph Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held May 15, 1997, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention as to each of the three proposals. Proposals 1, 2, and 3 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholder and, if specifications are not made, will be voted in favor of Proposals 1, 2, and 3 set forth in the accompanying Notice of Annual Meeting of Shareholders.

  The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about March 31, 1997, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and the attached Notice to holders of its common stock.

  Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

  The close of business on March 24, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.


                             GENERAL

  A majority of the shareholders entitled to vote must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

  All three proposals discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. The Board of Directors recommends that you vote FOR each nominee for director and FOR Proposals 2 and 3 discussed in this Proxy Statement.

  Votes  are  counted  by  the Company's  transfer  agent.   The
Company's certificate of incorporation and bylaws contain no provisions concerning the treatment of abstentions and broker non-
votes.   In  accordance with Delaware law,  abstentions  will  be
treated as votes which are not cast in favor of election of a nominee or in favor of a proposal. Delaware law does not address the treatment of broker non-votes. Broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a nominee is elected or a proposal has been approved.


       COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

  As  of  January  31,  1997, there were outstanding  47,758,544 shares of the Company's common stock, $.10 par value (the "Common
Stock").   Holders of Common Stock are entitled to one  vote  per
share on all matters to be voted upon by shareholders.

  The following table sets forth information as of January 31, 1997, as to:

     (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company,

     (b) the shares of Common Stock beneficially owned by the directors and nominees of the Company,

     (c) the shares of Common Stock beneficially owned by James W. Meadlock, Chairman of the Board and Chief Executive Officer, who is also a nominee, and by the four most highly compensated executive officers of the Company who were serving as such at December 31, 1996 (collectively, Mr. Meadlock and the four most highly compensated executive officers are the "Named Executive Officers"), and

     (d) the shares of Common Stock beneficially owned by all directors, nominees, and executive officers of the Company as a group.

                                                         Percentage of Total
                                     Number of Shares        Common Stock
   Name(1)                         Beneficially Owned(2)    Outstanding(3)
   ------------------------------- --------------------- -------------------
   Intergraph Corporation
   Stock Bonus Plan Trust             5,802,388      (4)         12.1%

   Trimark Financial Corporation      4,479,800      (5)          9.4%

   Directors and Nominees
   ----------------------
   James W. Meadlock                  1,015,030      (6)          2.1%

   Robert E. Thurber                    471,291      (7)          1.0%

   James F. Taylor Jr.                   74,964      (8)             *

   Larry J. Laster                       22,942      (9)             *

   Roland E. Brown                       10,776     (10)             *

   Keith H. Schonrock Jr.                   ---                    ---

   Thomas J. Lee                            ---                    ---

   Named Executive Officers
   ------------------------

   Tommy D. Steele                       87,881     (11)             *

   Manfred Wittler                       40,849     (12)             *

   Allan B. Wilson                        7,111     (13)             *

   Stephen J. Phillips                    1,910     (13)             *

   All directors, nominees,
   and executive officers as a
   group (20 persons), including
   the foregoing directors,
   nominees, and named executive
   officers                           2,587,400     (14)         5.4%
______________________
* Less than 1%

(1) The address of the Stock Bonus Plan Trust is c/o Boston Safe Deposit and Trust Company, One Boston Place, Boston, Massachusetts 02108. The address of Trimark Financial Corporation is One First Canadian Place, Suite 5600, Toronto, Ontario, Canada.

(2) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

(3) Shares issuable under immediately exercisable stock options are considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by directors, executive officers, and by directors, nominees, and executive officers as a group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by any other person or group.

(4) Voting rights of the Common Stock held by the Stock Bonus Plan Trust are passed through to participants in the Stock Bonus Plan, which is a Company sponsored retirement plan covering substantially all U.S. employees of the Company. Vested participants in the Stock Bonus Plan have the right to diversify one-half of the Common Stock allocated to their accounts. Vested participants at age 55 have the right to diversify all of the Common Stock allocated to their accounts.

(5)  As set forth on a Schedule 13G dated February 5, 1997.

(6) This figure includes 197,783 shares allocated to Mr. Meadlock under the Stock Bonus Plan and 200,000 shares owned jointly by Mr. Meadlock and his wife as to which voting and investment powers are shared. This figure excludes 415,601 shares owned by Mr. Meadlock's wife and 122,512 shares allocated to his wife under the Stock Bonus Plan as to which Mr. Meadlock expressly disclaims beneficial ownership of these shares.

(7) This figure includes 166,288 shares allocated to Mr. Thurber under the Stock Bonus Plan and excludes 314,431 shares owned by Mr. Thurber's wife as to which Mr. Thurber expressly disclaims beneficial ownership of these shares.

(8) This figure consists of shares allocated to Mr. Taylor under the Stock Bonus Plan.

(9) This figure consists of 19,900 shares owned jointly by Mr. Laster and his wife as to which voting and investment powers are shared and 3,042 shares allocated to Mr. Laster under the Stock Bonus Plan.

(10) This figure consists of 8,856 shares allocated to Mr. Brown under the Stock Bonus Plan and 1,920 shares as to which voting and investment powers are shared.

(11) This figure includes 82,500 shares over which Mr. Steele holds immediately exercisable stock options and 25 shares allocated to Mr. Steele under the Stock Bonus Plan.

(12) This figure includes 20,849 shares over which Mr. Wittler holds immediately exercisable stock options.

(13) These figures consist of shares allocated to Mr. Wilson and Mr. Phillips under the Stock Bonus Plan.

(14) This figure includes 710,590 shares allocated to such persons under the Stock Bonus Plan and 118,349 shares over which such persons hold immediately exercisable stock options.


                           PROPOSAL 1
                      ELECTION OF DIRECTORS

  The Board of Directors has fixed the number of members of the Board at nine by resolution pursuant to authority granted in the bylaws of the Company. The Board of Directors proposes that the seven nominees listed below be elected as directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Although the Company has established the number of directors at nine, proxies may not be voted for more than seven persons. It is the desire of the Board of Directors that the Board have the option of selecting two additional directors to serve on the Board prior to the election of directors at the 1998 Annual Meeting of Shareholders.

  It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, all of whom, with the exception of Thomas J. Lee, are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

  The nominees for director, together with certain information regarding them, are as follows:

                                                                   Director of
Name and Age                  Positions/Offices with Company      Company Since
---------------------------   ---------------------------------   -------------

James W. Meadlock (63)        Chairman of the Board and
                              Chief Executive Officer                  1969

Roland E. Brown (59)          Director                                 1979

Larry J. Laster (45)          Executive Vice President,
                              Chief  Financial Officer,
                              and  Director                            1987

Thomas J. Lee (61)            ---                                       ---

Keith H. Schonrock Jr. (56)   Director                                 1972

James F. Taylor Jr. (52)      Executive Vice President
                              and Director                             1973

Robert E. Thurber (56)        Executive Vice President
                              and Director                             1972

  Mr. Meadlock, Mr. Laster, and Mr. Thurber are principally employed by the Company in the positions set forth above and have been principally employed by the Company for the past five years. Mr. Taylor joined the Company in 1969, retired as an Executive Vice President of the Company in 1992, and returned to full-time employment with the Company in January 1995.

  Mr.  Brown  joined  the  Company in 1979  as  Vice  President,
Treasurer, and Chief Financial Officer and was an Executive  Vice
President of the Company at the time of his retirement in 1986.

  Mr. Schonrock is a founder of the Company and served in a variety of engineering positions. At his retirement in 1987, he was an Executive Vice President of the Company.

  Mr. Lee is a founder of LWI, LLC, an engineering services firm specializing in guided missile systems, and has served as its Chief Executive Officer since January 1996. He was employed for thirty six years by NASA, and served as Special Assistant to the NASA Administrator for Access to Space from January 1994 through March 1995, leading NASA's efforts in defining and planning the technology and development program for the future to help the U.S. retain its leadership in space exploration. Mr. Lee was the Director of the George C. Marshall Space Flight Center (MSFC), one of the largest and most diverse research and development centers within NASA, from June 1989 through January 1994, and was Deputy Director of MSFC from October 1980 through June 1989. Mr. Lee is a registered professional engineer and is a member of numerous advisory boards and committees within his field. He has received many awards for exceptional service and leadership including the NASA Medal for Exceptional Service and NASA Outstanding Leadership Medal and has received three Presidential Commendations for his work at NASA.


                 BOARD COMMITTEES AND ATTENDANCE

  The   Board  of  Directors  and  its  Audit  Committee   meet
periodically as meetings are deemed required. During the year ended December 31, 1996, the Board of Directors held seven meetings and the Audit Committee held four meetings. All of the directors were present for 75% or more of the aggregate Board and Audit Committee meetings.

  The Audit Committee consists of Mr. Brown, Mr. Schonrock, and Mr. Taylor. The purpose of the Audit Committee is to oversee the system of internal accounting control and the internal audit function, and to ensure the objectivity of the independent audit.

  The   Company  does  not  have  a  nominating  committee   or
compensation committee.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In order to encourage retention of Common Stock by executive officers, the Company adopted a loan program effective January 1993, under which executive officers may borrow from the Company, on an unsecured basis, an amount not exceeding (1) the current market value of the common stock owned by any such executive officer, and/or (2) the net value (current market price less exercise price) of currently exercisable stock options owned by any such executive officer. Interest is charged on the principal amount of the loan on a monthly basis at the prevailing prime rate. Principal and interest must be repaid by the earliest to occur of termination of employment, the attainment of a designated market price for the Company's stock or the sale of a certain number of shares by loan recipients, or April 30, 1997.

  At  January  31, 1997, James W. Meadlock was indebted  to  the
Company  in  the  amount of $5,561,000 under the  program.   This
amount represents the maximum amount outstanding since January 1, 1996.


                     EXECUTIVE COMPENSATION

  Information relating to compensation of certain executive officers of the Company, the policies and practices of the Company relative to executive compensation, and the performance of the Company's stock are presented in this section. This information consists of a summary compensation table, information on stock option grants, exercises, and year end values, information on employment contracts, a report on executive compensation from the Board of Directors, and a graph depicting the five year performance of the Company's stock against the performance of a peer group of companies and the Standard & Poor's 500 Stock Index.


Summary Compensation Table

  The following table summarizes for the last three years the compensation of the Chairman and Chief Executive Officer and the four most highly compensated executive officers who were serving as such at December 31, 1996.

                                   SUMMARY COMPENSATION TABLE

                                                Annual Compensation
                                     ----------------------------------
                                                            Other        Securities
      Name and                                              Annual       Underlying    All Other
  Principal Position         Year   Salary($) Bonus($)  Compensation($)  Options(#)  Compensation($)
---------------------------  ----  ---------  --------  ---------------  ----------  ---------------
                                      (1)
James W. Meadlock,
Chairman and Chief
Executive Officer       (2)  1996   $300,000       ---           ---          ---        $ 6,379
                             1995   $300,000       ---           ---          ---        $ 6,401
                             1994   $300,000       ---           ---          ---        $ 6,371

Manfred Wittler,
Executive Vice President(3)  1996   $268,333   $95,483      $ 57,175          ---        $13,400
                             1995   $279,514   $98,351      $ 82,730          ---        $18,454
                             1994   $246,933   $92,431      $ 70,997          ---        $12,062

Allan B. Wilson,
Executive Vice President(4)  1996   $255,066       ---      $168,302          ---        $14,349
                        (5)  1995   $198,880   $35,000      $103,855       10,000        $11,198
                             1994   $145,600       ---           ---          ---        $ 5,287

Stephen J. Phillips,
Executive Vice President(6)  1996   $228,280       ---           ---          ---        $ 6,933
                             1995   $219,080       ---           ---       10,000        $ 6,732
                             1994   $207,480       ---           ---          ---        $ 6,685

Tommy D. Steele,
Executive Vice President(7)  1996   $197,600       ---           ---          ---        $ 5,364
                             1995   $196,700       ---           ---          ---        $ 5,057
                             1994   $182,000       ---      $ 29,309          ---        $ 4,005


(1)"Other Annual Compensation" for each of the named executives does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the named executives, including the use of corporate vehicles, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for the named executive.


(2)"All Other Compensation" for Mr. Meadlock consists of the following:

                                             1996     1995     1994
                                            ------   ------   ------
       Retirement  plans  contribution      $   61   $   83   $   53
       Term life insurance*                  6,318    6,318    6,318
                                            ------   ------   ------
          Total                             $6,379   $6,401   $6,371
                                            ======   ======   ======

(3)"Other  Annual Compensation" for Mr. Wittler consists  of the following:

                                             1996      1995      1994
                                           -------   -------   -------
       Housing allowance                   $36,425   $38,510   $32,787
       Use of corporate vehicle             13,649       ---       ---
       Lease of vehicle                        ---    36,770    31,653
       Other                                 7,101     7,450     6,557
                                           -------   -------   -------
           Total                           $57,175   $82,730   $70,997
                                           =======   =======   =======

   "All  Other  Compensation"  for Mr.  Wittler  consists  of  the following:

                                             1996      1995      1994
                                           -------   -------   -------
       Retirement  plans  contribution     $10,733   $15,970   $ 9,877
       Health   insurance   premiums         2,667     2,484     2,185
                                           -------   -------   -------
            Total                          $13,400   $18,454   $12,062
                                           =======   =======   =======

   Mr. Wittler is paid primarily in European currencies which fluctuate in value against the U.S. dollar.


(4)"Other  Annual  Compensation" for Mr. Wilson consists  of  the following:

                                            1996      1995
                                         --------  --------
       Housing allowance                 $142,026  $ 82,634
       Reimbursement of taxes              11,953       ---
       Relocation expenses                    ---    20,641
       Other                               14,323       580
                                         --------  --------
           Total                         $168,302  $103,855
                                         ========  ========

   "All Other Compensation" for Mr. Wilson consists of the following:

                                           1996      1995      1994
                                         -------   -------   -------
       Retirement plans contribution     $10,487   $ 7,142    $4,449
       Health insurance premiums           3,549     3,217       ---
       Term life insurance*                  313       839       838
                                         -------   -------   -------
           Total                         $14,349   $11,198    $5,287
                                         =======   =======   =======


(5)Mr. Wilson was paid a $35,000 bonus in 1996 related to his 1995 performance. This amount was not included in his 1995 compensation as reported in the Company's Proxy Statement for the Annual Meeting of Shareholders held on May 16, 1996, as the amount was not determinable as of the latest practicable date for inclusion in the 1996 Proxy Statement. Further, the amount of Mr. Wilson's bonus related to his 1996 performance could not be determined as of the latest practicable date for inclusion in this Proxy Statement.


(6)"All  Other  Compensation" for Mr. Phillips  consists  of  the following:

                                          1996      1995      1994
                                         ------    ------    ------
       Retirement plans contribution     $4,589    $4,630    $4,583
       Term life insurance*               2,344     2,102     2,102
                                         ------    ------    ------
           Total                         $6,933    $6,732    $6,685
                                         ======    ======    ======


(7)"Other  Annual Compensation" for Mr. Steele for 1994  includes
   $26,074 for reimbursement of relocation expenses and related income tax payments. "All Other Compensation" for Mr. Steele consists of the following:

                                          1996      1995      1994
                                         ------    ------    ------
       Retirement plans contribution     $2,259    $2,231    $2,196
       Term life insurance*               3,105     2,826     1,809
                                         ------    ------    ------
           Total                         $5,364    $5,057    $4,005
                                         ======    ======    ======

    *Premium payments for term life insurance were not made to split-dollar insurance arrangements.


Stock Option Grants, Exercises and Year End Values

  The Company from time to time awards stock options to executive officers and other key employees pursuant to a stock option plan approved by the shareholders of the Company. Members of the Plan's administrative committee, which includes James W. Meadlock, Chairman and Chief Executive Officer, are not eligible to receive options under the plan currently in effect. There were no options granted to or exercised by any of the Named Executive Officers who are eligible to receive options under the plan during the year ended December 31, 1996.

   The following table sets forth values as of December 31, 1996, for stock options held by the Named Executive Officers who are eligible to receive options under the plan.


                           YEAR END OPTION VALUES

                            Number of Securities       Value of Unexercised
                           Underlying Unexercised      In-the-Money Options
                           Options at Year End (#)         at Year End($)
                         -------------------------- --------------------------
Name                      Exercisable Unexercisable  Exercisable Unexercisable
------------------------ ------------ ------------- ------------ -------------
Tommy D. Steele,
Executive Vice President    82,500        27,500       $195,938    $  65,313

Manfred Wittler,
Executive Vice President    12,339        17,020            ---          ---

Stephen J. Phillips,
Executive Vice President       ---        10,000            ---          ---

Allan B. Wilson,
Executive Vice President       ---        10,000            ---          ---


   The value of unexercised in-the-money options is determined as the excess of the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market for December 31, 1996 over the exercise price of the options held by the Named Executive Officer.


Compensation of Directors

  Directors of the Company are not compensated for their services as directors.


Employment Contracts

   Mr. Wittler holds employment contracts with the U.S. parent company and with three of the Company's international business entities. The contracts provide Mr. Wittler a fixed base salary, certain expense allowances for housing, a vehicle, and other personal expense items, and annual incentive bonus payments for achievement and overachievement of certain sales order, revenue, and profitability goals of the Company's operations in Europe, Canada, and Latin America. The contracts are open ended but may be terminated by either party with six months written notification. The contracts provide for six months severance pay in the event of involuntary termination of employment, and for relocation of Mr. Wittler at the Company's expense in the event of voluntary termination of employment. Should the contracts be terminated by either of the parties, Mr. Wittler is obligated to refrain from direct competition with the Company and its affiliates for a period of six months following termination, provided the Company has met its severance pay obligation as described above.

   Mr. Wilson holds separate employment agreements with the U.S. parent company and one of the Company's international business entities. The contracts provide Mr. Wilson a fixed base salary and certain expense allowances for housing and other personal expense items. The contracts are open ended but may be terminated by either party with two months written notification. The contracts provide for relocation of Mr. Wilson at the Company's expense in the event of termination of employment.


Compensation Committee Interlocks and Insider Participation

   The Company does not have a compensation committee or other committee of the Board of Directors performing equivalent functions. Mr. Meadlock's compensation is determined by the Board, excluding Mr. Meadlock. During the year ended December 31, 1996, the Board held no deliberations regarding the compensation of Mr. Meadlock. The Board has delegated responsibility for determination of the compensation of all other executive officers to Mr. Meadlock. The Administrative Committee of the Company's stock option plan (the "Administrative Committee"), which is appointed by and comprised of all current members of the Board of Directors, may award both incentive stock options and non-qualified stock options to executive officers and other key employees. During the year ended December 31, 1996, the Administrative Committee awarded options for a total of 290,018 shares of the Company's Common Stock. Of this total, options for 109,018 shares were awarded to executive officers.

   During  the year ended December 31, 1996, no executive officer of  the  Company  served as a director or  as  a  member  of  the
compensation   committee  or  committee   performing   equivalent
functions of another business entity.


Board of Directors' Report on Executive Compensation

    Executive Officer Compensation. The Chairman and Chief Executive Officer (CEO) subjectively determines the compensation of all other executive officers of the Company based on the authority and discretion granted him by the Board of Directors. There are no standard performance factors, either corporate or directly applicable to the executive whose salary is being considered, that serve as specific measures of performance in the CEO's determination of executive salaries. In arriving at his decision, the CEO may form a subjective judgment as to the executive's overall contribution to the Company, consider his or her level of experience, and subjectively consider the Company's overall financial performance. Relative weights are not formally assigned to these factors, but some factors, particularly the Company's financial performance as measured by revenue and earnings, may be subjectively considered more important than others in arriving at compensation for individual executive officers. Specific quantifiable performance objectives are not used in determining the individual's contribution to the Company, with the exception of sales personnel, who are assigned sales dollar goals. Evaluation of executives whose principal duties are technical in nature is based principally on the CEO's subjective judgment of the technical design and timeliness of development of new products. Salaries for executives performing administrative functions are based primarily on a subjective determination of contribution to the Company by the CEO. The CEO has a general awareness of industry compensation practices by virtue of his experience and position in the industry, but specific industry or competitor compensation data (including that of the peer group of companies in the performance graph following this report) is not utilized.

   There is no formal bonus plan for executive officers, but exceptional individual performance, as subjectively determined by the CEO, has occasionally been rewarded by a cash bonus at the discretion of the CEO. Overall corporate performance neither guarantees nor precludes the award of bonuses, but may influence the amount of such bonuses. Sales executives are paid a base salary that approximates 70% of the executives' total potential annual compensation. The base salary amount may be supplemented in amounts up to an additional 30% of total potential compensation if certain order, revenue, and profitability objectives are met. The occurrence and amount of bonus awards are not based on standard criteria or quantifiable performance factors applicable either to the individual or the financial performance of the Company.

   The granting of stock options to purchase shares of the Company's stock over a ten-year period at a specified price is the primary means of providing long-term incentive to executive officers to perform in a manner that benefits themselves, the Company, and the Company's shareholders. There are no standard performance factors, applicable to either the individual and his or her job performance or the financial performance of the
Company, utilized in the option award decisions of the Administrative Committee. Decisions to award stock options are based upon subjective evaluations of job performance and expected contribution to the Company. Stock options may also be used to attract new employees. Previous option awards are considered when awarding new options. With respect to incentive stock options, such options may not exceed the amounts permitted under applicable Internal Revenue Code provisions.

    The  Company  at  times  enters  into  short-term  employment
agreements  with  key  executives  that  specify  the  terms   of
employment including compensation arrangements. The agreements generally provide for employment at will but may also provide for severance payments under certain circumstances excluding termination for cause. Under most circumstances, such severance amounts do not exceed the balance of compensation due for the remaining unfulfilled term of the agreement. Executives without employment agreements terminated through a workforce reduction or job elimination receive severance pay based on years of service up to a maximum of twenty-six weeks pay under a Company policy applicable to all employees.

   CEO Compensation. The compensation of the Chairman and CEO is determined by the other members of the Board of Directors. Since 1989, the Board has not deliberated the compensation of the CEO, and the CEO has not been awarded a salary increase or bonus. There are no standard corporate or individual performance factors utilized by the Board in evaluation of CEO compensation. The Board believes that, because of Mr. Meadlock's large beneficial holding of Company stock, the interests of Mr. Meadlock are aligned with those of the Company's other shareholders, making salary less a factor than return on common stock in evaluation of CEO compensation. Mr. Meadlock is not eligible to receive grants of stock options under the option plan currently in effect because of his participation on the Administrative Committee of the option plan.

   The above report on executive compensation is given by the Company's Board of Directors and the Administrative Committee of its stock option plan.

          Board of Directors and        James W. Meadlock
          Administrative Committee,     Roland E. Brown
           Stock Option Plan:           Larry J. Laster
                                        Keith H. Schonrock Jr.
                                        James F. Taylor Jr.
                                        Robert E. Thurber


Performance Graph

   The following graph sets forth a comparison of the cumulative total shareholder return to the Company's shareholders with that of a group of peer companies and that of the Standard & Poor's 500 Stock Index for the five year period ended December 31, 1996. The Company considers its peer group to be the top five U.S. companies in terms of sales to the computer-aided-design (CAD) industry and the top five U.S. computer workstation manufacturing companies for which financial information is publicly available, as determined on the basis of 1995 revenues by Dataquest, Incorporated, a leading market research firm in the computer industry. The composition of the peer group may change annually due to changes in revenues of companies in the industry. In addition, the number of companies comprising the peer group may total less than ten, since it is possible that some competitors appear in the top five rankings for both sales to the CAD industry and workstation revenues. The Company's current year peer group consists of IBM, Hewlett-Packard Corp., Digital Equipment Corp., Sun Microsystems, Inc., and Silicon Graphics, Inc., and is unchanged from the previous year. Dataquest ranks the Company number five among the U.S. CAD companies and number seven among U.S. workstation manufacturers based on 1995 revenues.

   Total shareholder return for the peer group, the Standard & Poor's 500, and the Company was determined by adding a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on December 31, 1991 in the peer group, in the Standard & Poor's 500 companies, and in the Company.


               Comparative Five-Year Total Returns
         Peer Group, Standard & Poor's 500 Stock Index,
                and Intergraph Corporation (INGR)


                   1991    1992    1993    1994    1995    1996
                   ----    ----    ----    ----    ----    ----
Peer Group         $100    $ 75    $ 86    $110    $161    $216
S&P 500            $100    $108    $118    $120    $165    $203
INGR               $100    $ 75    $ 60    $ 46    $ 89    $ 58


                           PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company and to perform other accounting services as appropriate for the year ending December 31, 1997. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if so desired.

  The Board of Directors recommends a vote FOR Proposal 2.


                           PROPOSAL 3
             APPROVAL OF THE INTERGRAPH CORPORATION
                     1997 STOCK OPTION PLAN

   At the Meeting, the shareholders will be asked to approve and adopt the Intergraph Corporation 1997 Stock Option Plan, (the "Plan"). The Plan was unanimously approved by the Board of
Directors of the Company ("Board"), subject to its approval by the shareholders.

   The following description of the principal provisions of the Plan is intended solely as a summary, and is subject to, and qualified by, the full text of the Plan set forth in Exhibit "A" attached to this Proxy Statement.

   The Board believes that the Plan will encourage key employees to increase their productivity, will motivate them to excel on behalf of the Company, and will help the Company attract highly qualified employees. The Plan will serve not only to attract and retain outstanding employees, but also will enable these employees to acquire or increase their proprietary interest in the Company.

   The stock subject to options will be shares of the Company's authorized but unissued or reacquired ten cent ($.10) par value common stock ("Common Stock"). Under the Plan, the Committee (as defined below) may, in its discretion, grant options for up to 3,000,000 shares of the Company's Common Stock, approximately 6.3% of the Common Stock outstanding at January 31, 1997 (subject to adjustment in the event of stock dividends, stock splits, and stock consolidations of the Common Stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company). The closing sale price of the Common Stock on January 31, 1997, was $8.

   Options may be granted pursuant to the Plan from June 1, 1997, through May 31, 2002, to key employees (including officers, employee directors, and Committee members) of the Company and its subsidiaries (approximately 450 persons as of January 31, 1997). The options that may be granted under the Plan or that would have been granted under the Plan during the year ended December 31, 1996, if the Plan had been in effect, are not determinable. The Plan will be administered by a committee (the "Committee") composed of either the entire Board of Directors or composed solely of two or more "non-employee directors," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission. As of the date of this Proxy Statement, the entire Board of Directors constitutes the Committee. The Committee will have the discretion to designate option recipients and the number of options to be granted to each. The Plan permits the Committee to grant both incentive stock options ("Incentive Options"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and options which do not qualify as Incentive Options ("Non-Statutory Options"). The Committee may not amend or adjust an Incentive Option in any manner that causes the Incentive Option to fail to continue to qualify as an Incentive Option.

   A recipient of an Incentive Option will be required to pay for shares received pursuant to the exercise of an Incentive Option, not less than 100% of the Fair Market Value (as defined below) of such shares on the date the Incentive Option is granted. A recipient of a Non-Statutory Option will be required to pay for shares received pursuant to the exercise of a Non-Statutory Option not less than the par value of the shares (not less than $.10 per share). Subject to the restrictions imposed by the Plan, the price of shares obtainable pursuant to the exercise of both Incentive Options and Non-Statutory Options will be established by the Committee in its sole discretion. No Incentive Option may be granted to an employee who, immediately after such Incentive Option is granted, owns or has rights to stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such Incentive Option is granted at a price which is at least 110% of the Fair Market Value (as defined below) of the stock subject to the Incentive Option, and such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

   The Fair Market Value of shares will be the closing sale price of the Common Stock as reported on the Nasdaq National Market, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange, on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded (the "Fair Market Value").
The  aggregate  Fair Market Value (determined  at  the  time  the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the
Company and its subsidiaries) will not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be null and void to the extent of such excess.

   The option recipient may pay the option price in cash or by means of unrestricted shares of the Company's Common Stock or any combination thereof. If payment is made in the Company's Common Stock, the shares so used will be taken at the Fair Market Value thereof. The option recipient must pay for shares received pursuant to an option exercise on or before the date the option recipient takes delivery of the shares. Subject to the requirements of rules promulgated by the Securities and Exchange Commission and Regulation T promulgated by the Federal Reserve Board, the Committee, in its sole discretion, may establish procedures whereby an employee may exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option recipient utilizing the cashless exercise program. The proceeds from all payments pursuant to the exercise of options will be used for general corporate purposes. The Company and its subsidiaries will receive no cash or other payment upon the granting of options pursuant to the Plan.

   No option will be exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted, and in no event will an option be exercisable after the expiration of ten (10) years from the date it is granted. Up to one-fourth of the total shares granted under the option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months;
(2)  after  thirty-six months; (3) after forty-eight months;  and
(4) after sixty months. Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than ten (10) years from the date the option is granted. The Committee, in its discretion, may provide for the exercise of options after the initial twenty-four month period, either as an increased percentage of shares per year or as to all remaining shares, if the option recipient dies, is or becomes disabled or retires. An option will be exercisable only by the option recipient and will not be assignable or transferable by the option recipient other than by will or the laws of descent and distribution.

  If, for any reason other than death, an option recipient ceases to be employed by the Company, all outstanding options held by him under the Plan will terminate and become void and of no effect three (3) months from the date the option recipient's employment with the Company terminates, provided that no option shall be exercisable after ten (10) years from the date it is granted. If the option recipient dies while employed by the Company, the option recipient's successors in interest, within three (3) months of death, may exercise the unexercised portion of any of the option recipient's exercisable, but unexercised options; however, in no event shall an option be exercisable after ten years from the date it is granted. Such successors in interest, where the option is transferred to the option recipient's estate or another such person, may not transfer such option except to the distributees of the option recipient.

  Subject to the terms and limitations of the Plan, the Committee may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options and authorize the granting of new options in substitution for such outstanding options. The Committee may not, however, modify any outstanding Incentive Options so as to specify a lower price, or accept the surrender of any outstanding Incentive Options and authorize the granting of new options in substitution therefore specifying a lower price. The Board may, to the extent permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend, discontinue, revise, or amend the Plan in any respect, but may not, without shareholder approval, change the number of shares issuable under the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Incentive Options may be granted, or remove the administration of the Plan from the Committee.

  In the event of an actual or anticipated change in ownership of the Company, the Committee may take any of the following actions that the Committee may deem appropriate in its sole and absolute discretion: (i) cancel any option by providing for the payment to the option recipient of the excess of the Fair Market Value of the shares subject to the option over the exercise price of the option, (ii) substitute a new option of substantially equivalent value for any option, (iii) accelerate the exercise terms of any option, or (iv) make such other adjustments in the terms and conditions of any option as it deems appropriate.

   To be entitled to the tax advantages associated with Incentive Options, an option recipient must (i) not dispose of the stock within two years after the option is granted and hold the stock itself for at least one year after such shares have been transferred to him following the consummation of his purchase, and (ii) remain in the continuous employ of the Company, its subsidiaries, or both at all times from the date of the grant to the date three months prior to the date the Incentive Option is exercised. Under such circumstances, for federal income tax purposes, no income to the employee, and no deduction to the Company, will result from either the issuance or exercise of the Incentive Option, except that the difference between the exercise price and the Fair Market Value of the stock on the date of exercise constitutes a tax preference to the employee for purposes of the alternative minimum tax. When the stock is sold or exchanged, the amount by which the value of the stock at the time of its disposition exceeds the option price will, if such treatment is available under the Code, be treated as long-term capital gain. If, however, the stock is disposed of prior to the expiration of the required holding periods, the employee must treat the gain realized on the disposition as ordinary income, to the extent of the lesser of (a) the Fair Market Value of the option stock on the date of exercise minus the option price, or
(b) the amount realized on disposition of the stock minus the option price. Amounts treated as ordinary income by the employee are deductible by the Company. Under current law, net long-term capital gain on sales or exchanges will be taxed to the employee in the same manner as ordinary income, subject to a maximum 28% tax rate.

   Although the Plan includes a provision permitting option recipients to exercise Incentive Options by surrendering shares of Common Stock of the Company having a Fair Market Value at least equal to the exercise price of such Incentive Options, this may constitute a disqualifying disposition of the stock surrendered. Under Section 424(c) (3) of the Code, the transfer of "statutory option stock" to exercise an Incentive Option will result in a disqualifying disposition of that transferred stock if the transferred stock has not met the requisite holding period requirements (one (1) year after exercise and two (2) years after grant for incentive stock options). "Statutory option stock" is defined to include stock acquired not only upon the exercise of incentive stock options, but also stock acquired pursuant to qualified stock options, employee stock purchase plans, and restricted stock options.

   The taxation of Non-Statutory Options is primarily governed by
Section 83 of the Code and the Treasury Regulations issued thereunder. No income to the employee and no deduction to the Company will result from the granting of a Non-Statutory Option. Upon exercise of the Non-Statutory Option, the difference between the Fair Market Value of the Stock and the exercise price is taxable as ordinary income. If the stock is subsequently sold, the basis for calculating gain or loss will be the price paid for the stock upon exercise plus the amount, if any, of taxable income realized upon exercise of the option. If the stock is sold after having been held for more than one (1) year after the exercise of the option, the amount realized will be subject to long-term capital gain or loss treatment. The Company is entitled to a tax deduction equal to the amount of ordinary income realized upon exercise of the Non-Statutory Option.

  The Board of Directors recommends a vote FOR Proposal 3.


            DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Shareholder proposals intended for presentation  at  the  1998
Annual Meeting must be received by the Company for inclusion in its 1998 proxy material no later than December 1, 1997.


                              OTHER

   Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matters.

   UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO JOHN R. WYNN, SECRETARY, INTERGRAPH CORPORATION, HUNTSVILLE, ALABAMA 35894-0001, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               By Order of the Board of Directors




                               JOHN R. WYNN

                               Secretary

DATED: March 31,1997


                          Exhibit "A"

                     INTERGRAPH CORPORATION
                     1997 STOCK OPTION PLAN

1.  PURPOSE

    This 1997 Stock Option Plan of Intergraph Corporation (the "Plan") is intended as an incentive for key employees which will foster increased productivity, encourage them to remain in the employ of Intergraph Corporation (the "Corporation"), and enable them to acquire or increase their proprietary interest in the Corporation. At the discretion of the Committee, as defined below, options issued pursuant to this Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or options which are not Incentive Options ("Non-Statutory Options").

2.  ADMINISTRATION

    The   Plan  shall  be  administered  by  a  committee   (the
"Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess any interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies on, the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

   The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Action taken by a majority of the Committee at which a quorum is present, or action reduced to writing or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

    The Committee may from time to time and at its discretion, grant options to eligible employees. Subject to the terms of this Plan, the Committee shall exercise its sole discretion in determining which eligible employees shall receive options, and the number of shares subject to each option granted.

     The Committee's interpretation and construction of any provision of the Plan, or any option granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3.  ELIGIBILITY

    Persons  eligible  to  receive  options  shall  be  such  key employees (including officers) of the Corporation and its subsidiaries as the Committee shall from time to time select. The determination of whether a company is a subsidiary of the Corporation shall be made in accordance with Section 425(f) of the Internal Revenue Code, as amended. An option recipient may, subject to the terms and restrictions set forth in the Plan, hold more than one option. No person shall be eligible to receive an option for a larger number of shares than is granted to him by the Committee. In selecting the individuals to whom options shall be granted, as well as determining the number of shares subject to each option, the Committee shall weigh the position and responsibility of the individual being considered, the nature of his or her services, his or her present and potential contributions to the Corporation, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

4.  STOCK

    The  stock subject to options issued under the Plan shall  be shares of the Corporation's authorized but unissued, or reacquired, ten cent ($.10) par value common stock (hereafter sometimes called "Capital Stock" or "Common Stock"). The aggregate number of shares which may be issued pursuant to option exercises under the Plan shall not exceed 3,000,000 shares of Capital Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in
Article 5(g) of the Plan.

    In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

5.  TERMS AND CONDITIONS OF THE PLAN

    No obligation to retain an option recipient as an employee of the Corporation or its subsidiaries, or to provide or continue providing the option recipient with, or to permit the option recipient to retain, any incident associated with or arising, out of employment with the Corporation or its subsidiaries, including but not limited to tenure, salary, benefits, title or position, shall be imposed on the Corporation or its subsidiaries by virtue of the adoption of the Plan, the grant or acceptance of an option granted pursuant to the Plan, or the exercise of an option under the Plan. Stock options granted under the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve. Such agreements shall conform with, and be subject to, the following terms and conditions:

   (a) Number of Shares and Form of Option

       Each option agreement shall state the number of shares to which it pertains and whether the option granted is an Incentive
Option or a Non-Statutory Option.

   (b) Option Price

       Each option agreement shall state the option exercise price. The per share exercise price for shares obtainable pursuant to an Incentive Option shall not be less than 100% of the Fair Market Value, as defined below, of the shares of Capital Stock of the Corporation on the date the option is granted. The per share exercise price for shares obtainable pursuant to a Non-Statutory Option shall not be less than the par value of the shares. For all purposes under the Plan, Fair Market Value shall be deemed to be the closing sale price of the Common Stock as reported on the Nasdaq National Market (or the mean between the highest and lowest per share sales price should the Common Stock be listed on an exchange) on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded (the "Fair Market Value"). Subject to the foregoing, the Committee shall have full authority and discretion, and shall be fully protected, with respect to the price fixed for shares obtainable pursuant to the exercise of options. The aggregate Fair Market Value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by the option recipient during any calendar year (under all such plans of the Corporation and its subsidiary corporations) shall not exceed $100,000. If an option recipient is granted an Incentive Option which exceeds this limitation, the Incentive Option shall be null and void to the extent such limitation is exceeded. Notwithstanding the foregoing, no Incentive Option shall be granted to an employee who, immediately after such option is granted, owns or has rights to stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless such option is granted at a price which is at least 10% greater than the Fair Market Value of the stock subject to the Incentive Option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

   (c) Medium and Time of Payment

       The option recipient may pay the option exercise price in cash, by means of unrestricted shares of the Corporation's Common Stock, or in any combination thereof. The option recipient must pay for shares received pursuant to an option exercise on or before the date of delivery of the shares to the option recipient. Subject to the requirements of rules promulgated by the Securities and Exchange Commission and Regulation T promulgated by the Federal Reserve Board, the Committee, in its sole discretion, may establish procedures whereby an option recipient may exercise an option or a portion thereof without making a direct payment of the option price to the Corporation. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option recipient utilizing the cashless exercise program. Payment in currency or by check, bank draft, cashier's check, or postal money order shall be considered payment in cash. In the event of payment in the Corporation's Common Stock, the shares used in payment of the purchase price shall be taken at the Fair Market Value of such shares on the date they are tendered to the Corporation.

   (d) Term and Exercise of Options

       No option shall be exercisable either in whole or in part prior to twenty-four (24) months from the date it is granted. Subject to the right of accretion provided in the next to last sentence of this Article 5(d), each option shall be exercisable in four (4) installments, as follows: (1) up to one-fourth of the total shares covered by the option may be purchased after twenty-four (24) months from the date the option is granted; (2) up to one-fourth of the total shares covered by the option may be purchased after thirty-six (36) months from the date the option is granted; (3) up to one-fourth of the total shares covered by the option may be purchased after forty-eight (48) months from the date the option is granted; and (4) up to one-fourth of the total shares covered by the option may be purchased after sixty
(60) months from the date the option is granted. The Committee may provide, however, for the exercise of an option after the initial twenty-four month period, either as an increased percentage of shares per year or as to all remaining shares, if the option recipient dies, is or becomes disabled, or, with the permission of the Committee, retires. During the option recipient's lifetime, the option shall be exercisable only by the option recipient, or the option recipient's guardian or legal representative if one has been appointed, and shall not be assignable or transferable other than by will or the laws of descent and distribution. To the extent not exercised, option installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten (10) years from the date the option is granted. No option is exercisable after the expiration of ten (10) years from the date it is granted.

   (e) Termination of Employment Except Death

       If an option recipient's employment with the Corporation or its subsidiaries ceases for any reason other than the option recipient's death, all options held by him pursuant to the Plan and not previously exercised as of the date of such termination shall terminate and become void and of no effect three (3) months from the date the option recipient's employment is terminated, provided that no option shall be exercisable after the expiration of ten (10) years from the date it is granted. Authorized leaves of absence or absence for military service shall not constitute termination of employment for the purposes of the Plan.

   (f) Death of Option Recipient and Transfer of Option

       If an option recipient dies while employed by the Corporation or its subsidiaries and has not fully exercised all of his exercisable options, such options may be exercised, at any time within three (3) months after death, by the option recipient's executors or administrators, or by any person or persons who shall have acquired the option directly from the option recipient by bequest or inheritance. In no event, however, shall the option be exercisable more than ten (10) years after the date such option is granted. An option transferred to an option recipient's estate or to a person to whom such right devolves by reason of the option recipient's death shall be nontransferable by the option recipient's executor or administrator or by such person, except that the option may be distributed by the option recipient's executors or administrators to the distributees of the option recipient's estate entitled thereto.

   (g) Recapitalization

       Subject to any required action by the shareholders, the aggregate number of shares which may be issued pursuant to option exercises, the number of shares of Capital Stock covered by each outstanding option, and the price per share applicable to shares under such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

      If the Corporation is merged with or consolidated into any other corporation, or if all or substantially all of the business or property of the Corporation is sold, or if the Corporation is liquidated or dissolved, or if a tender or exchange offer is made for all or any part of the Corporation's voting securities, or if any other actual or threatened change in control of the Corporation occurs, the Committee, with or without the consent of the option recipient, may (but shall not be obligated to), either at the time of or in anticipation of any such transaction, take any of the following actions that the Committee may deem appropriate in its sole and absolute discretion: (i) cancel any option by providing for the payment to the option recipient of the excess of the Fair Market Value of the shares subject to the option over the exercise price of the option, (ii) substitute a new option of substantially equivalent value for any option,
(iii) accelerate the exercise terms of any option, or (iv) make such other adjustments in the terms and conditions of any option as it deems appropriate.

      In the event of a change in Capital Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Capital Stock within the meaning of the Plan.

      To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final.

      Except as otherwise expressly provided in this Article 5(g), the option recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

      The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

   (h) Rights as a Stockholder

       An option recipient or a transferee of an option shall have no rights as a stockholder with respect to any shares subject to his option until a stock certificate is issued to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(g) of the Plan.

   (i) Modification, Extension, and Renewal of Options

       Subject to the terms of the Plan, the Committee may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Incentive Options so as to specify a lower price, or accept the surrender of outstanding Incentive Options and authorize the granting of new options in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the option recipient, alter or impair any rights or obligations under any option theretofore granted under the Plan.

   (j) Withholding

       Whenever the Corporation proposes or is required to issue or transfer shares of Capital Stock under the Plan, the Corporation shall have the right to require the option recipient, prior to the issuance or delivery of any certificates for such shares, to remit to the Corporation, or provide indemnification satisfactory to the Corporation for, an amount sufficient to satisfy any federal, state, local, and foreign withholding tax requirements incurred as a result of an option exercise under the Plan by such option recipient.

   (k) Other Provisions

       The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. Limitations and restrictions shall be placed upon the exercise of Incentive Options, in the Incentive Option agreement, so that such option will be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986.

6.  TERM OF PLAN

    Incentive Options and Non-Statutory Options may be granted pursuant to the Plan from time to time within a period of five
(5)  years commencing on June 1, 1997, and continuing through May
31, 2002.

7.  INDEMNIFICATION OF COMMITTEE

    In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including, attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding, that such Committee member is liable for willful misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit, or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

8.  AMENDMENT OF THE PLAN

    The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) change the number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee, (b) change the provisions relating to the determination of employees to whom options shall be granted, (c) remove the administration of the Plan from the Committee, or (d) decrease the price at which Incentive Options may be granted.

9.  APPLICATION OF FUNDS

    The proceeds received by the Corporation from the sale of Capital Stock pursuant to the exercise of options will be used for general corporate purposes.

10. NO OBLIGATION TO EXERCISE OPTION

    The granting of an option shall impose no obligation upon the option recipient to exercise such option.

11. APPROVAL OF STOCKHOLDERS

    This Plan shall take effect on June 1, 1997, subject to approval by the affirmative vote of the holders of the majority of the outstanding shares of Capital Stock of the Corporation present, or represented, and entitled to vote at a meeting of the shareholders, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors.




                          INTERGRAPH CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE INTERGRAPH CORPORATION BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 15,1997

  The undersigned hereby appoints James W. Meadlock and John R. Wynn, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Intergraph Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 15, 1997, or any adjournment(s) thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

     The Board of Directors recommends a vote FOR election of all nominees listed below and FOR Proposals 2 and 3.


PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.


1.Election of Directors
  [ ]FOR all nominees listed [ ]WITHHOLD AUTHORITY  [ ]FOR ALL nominees listed
                                to vote for all        (Except as marked to
                                nominees listed         the contrary)

  Nominees: James W. Meadlock;  Roland E. Brown;  Larry J. Laster;
            Thomas J. Lee; Keith H. Schonrock Jr.; James F. Taylor Jr.; Robert E. Thurber.

  INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.

2.Proposal to ratify the appointment of Ernst & Young LLP as the Company's auditors for the current fiscal year.

  [ ]FOR     [ ]AGAINST     [ ]  ABSTAIN

3. Proposal to approve the Intergraph Corporation 1997 Stock Option Plan.

  [ ]FOR     [ ]AGAINST     [ ]  ABSTAIN


                              COM*
                              ESP*
                              ESB*
                              Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their titles.

                              Signature:_____________________Date:________,1997

                              Signature:_____________________Date:________,1997

* COM = Common Stock Shares; ESP = Employees Stock Purchase Plan Shares; ESB = Employee Stock Bonus Plan Shares.